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                                                                    Exhibit 3.49

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[GRAPHIC OF SEAL OMITTED]                             COMMONWEALTH OF VIRGINIA
                                                    STATE CORPORATION COMMISSION
LLC-1011
(05/02)                                             ARTICLES OF ORGANIZATION OF A
                                                 DOMESTIC LIMITED LIABILITY COMPANY


Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia the undersigned states as follows:

1.  The name of the limited liability company is

    __________________________________________________________________________________________________________________________.
    (The name must contain the words "limited company" or "limited liability company" or their abbreviations "L.C.", "LC",
    "L.L.C." or "LLC")

2.  A. The name of the limited liability company's initial registered agent is

    __________________________________________________________________________________________________________________________.

    B. The registered agent is (mark appropriate box):

       (1) an INDIVIDUAL who is a resident of Virginia and
            [  ] a member or manager of the limited liability company.
            [  ] an officer or director of a corporation that is a member or manager of the limited liability company.
            [  ] a general partner of a general or limited partnership that is a member or manager of the limited liability company.
            [  ] a trustee of a trust that is a member or manager of the limited liability company.
            [  ] a member of the Virginia State Bar.
                                                            OR
       (2)  [  ] a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.

3.  The limited liability company's initial registered office address, which is identical to the business office of the initial registered agent, is:


    ___________________________________________________________________________________________________________________________
                  (number/street)

    ____________________________________________________________________________________________________ VA __________________,
                                         (city or town)                                                                 (zip)

    which is located in the [  ] city or [  ] county of
    ________________________________________________________________________________________________.

4.  The limited liability company's principal office is located at

    ___________________________________________________________________________________________________________________________
                  (number/street)

    __________________________________________________________________________________________________________________________.
                           (city or town)                                       (state)                   (zip)

5.  Signature:

    __________________________________________________________    _____________________________
                           (organizer)                                         (date)

    __________________________________________________________    _____________________________
                           (printed name)                         (telephone number (optional))


                                              SEE INSTRUCTIONS ON THE REVERSE
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                                                       INSTRUCTIONS

Section  13.1-1003 of the Code of Virginia  requires that this document,  except for the name, be in the English  language, typewritten  or printed in black,  legible and  reproducible.  The document  must be presented on uniformly  white,  opaque paper, free of visible watermarks and background logos.

You can download this form from our website at www.state.va.us/scc/division/clk/index.htm.

The limited liability company may not serve as its own registered agent.

The location of the registered  office must be identical to the business  office of the registered  agent.  See ss. 13.1-1015 of the Code of Virginia.

The address of the  registered  office must include a street  address.  A rural route and box number may only be used if no street  address is associated  with the  registered  office's  location.  A post office box is only  acceptable for towns /
cities that have a population of 2,000 or less if no street  address or rural route and box number is  associated  with the registered  office's  location.  State  the name of the  county or  independent  city in which  the  office  is  physically located.  Counties and independent cities in Virginia are separate local jurisdictions.

The  principal  office is the  location at which a current  list of the full name and last known  address of each member of the limited liability  company is kept, as well as the other limited  liability  company  information and records specified in ss. 13.1-1028 of the Code of Virginia.

The address of the  principal  office must  include a street  address.  A rural route and box number may only be used if no street  address is associated  with the  principal  office's  location.  A post office box is only  acceptable  for towns /
cities that have a population of 2,000 or less if no street  address or rural route and box number is  associated  with the principal office's location.

The  document  must be executed  in the name of the  limited  liability  company by the person  forming the company  (see ss.
13.1-1003 of the Code of Virginia).

It is a Class 1  misdemeanor  for any person to sign a document he knows is false in any material  respect with intent that the document be delivered to the Commission for filing.

Submit the original,  signed articles to the Clerk of the State Corporation Commission,  P.O. Box 1197, Richmond,  Virginia
23218-1197,  (Street address:  1300 East Main Street, Tyler Building,  1st Floor,  Richmond,  Virginia 23219), along with a check for the  filing  fee in the  amount of  $100.00,  payable  to the State  Corporation  Commission.  PLEASE DO NOT SEND
CASH.  If you have any questions, please call (804) 371-9733 or toll-free in Virginia, 1-866-722-2551.

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